                                                                      EXHIBIT 10


                                  SYNTEL, INC.
                      1997 STOCK OPTION AND INCENTIVE PLAN
                             (AMENDED AND RESTATED)

                              I. GENERAL PROVISIONS

         1.1 ESTABLISHMENT. On April 1, 1997, the Board of Directors ("Board") of Syntel, Inc. ("Corporation") adopted the 1997 Stock Option and Incentive Plan ("Plan"), which was approved by the shareholders of the Corporation on April 1, 1997. This Plan is further amended and restated as of August 11, 1997, May 23, 2000, and June 2, 2005.

         1.2 PURPOSE. The purpose of the Plan is (i) to promote the best interests of the Corporation and its shareholders by encouraging Employees and non-employee directors of the Corporation and its Subsidiaries to acquire an ownership interest in the Corporation through Options, Stock Appreciation Rights, Restricted Stock, Performance Share Awards and Annual Incentive Awards, thus identifying their interests with those of shareholders, and (ii) to enhance the ability of the Corporation to attract and retain qualified Employees and non-employee directors. It is the further purpose of the Plan to permit the granting of Nonqualified Stock Options, Stock Appreciation Rights and Annual Incentive Awards that will constitute performance based compensation, as described in Section 162(m) of the Code, and regulations promulgated thereunder.

         1.3 DEFINITIONS. As used in this Plan, the following terms have the meaning described below:

                  (a) "AGREEMENT" means the written agreement that sets forth the terms of a Participant's Option, Stock Appreciation Right, Restricted Stock Grant, Performance Share Award or Annual Incentive Award.

                  (b) "ANNUAL INCENTIVE AWARD" means an award that is granted in accordance with Article VI of the Plan.

                  (c) "BOARD" means the Board of Directors of the Corporation.

                  (d) "CHANGE IN CONTROL" means the occurrence of any of the following events: (i) the acquisition of ownership by a person, firm or corporation, or a group acting in concert, of fifty-one percent, or more, of the outstanding Common Stock of the Corporation in a single transaction or a series of related transactions within a one-year period; (ii) a sale of all or substantially all of the assets of the Corporation to any person, firm or corporation; or (iii) a merger or similar transaction between the Corporation and another entity if shareholders of the Corporation do not own a majority of the voting stock of the corporation surviving the transaction and a majority in value of the total outstanding stock of such surviving corporation after the transaction; provided, however, that any such event involving any of the current shareholders of the Corporation as of the date of adoption of this Plan by the Board (or any entity at any time controlled by any such shareholder or shareholders) shall not be included within the meaning of "Change in Control."

                  (e) "CHANGE IN POSITION" means, with respect to any
Participant: (i) such Participant's involuntary termination of employment; or
(ii) a significant reduction in such Participant's duties, responsibilities, compensation and/or fringe benefits, or the assignment to such Participant of duties inconsistent with his position (all as in effect immediately prior to a Change in Control), whether or not such Participant voluntarily terminates employment as a result thereof.

                  (f) "CODE" means the Internal Revenue Code of 1986, as amended.

                  (g) "COMMITTEE" means the Compensation Committee of the Corporation, which shall be comprised of two or more members of the Board.

                  (h) "COMMON STOCK" means shares of the Corporation's authorized common stock.

                  (i) "CORPORATION" means Syntel, Inc., a Michigan corporation.

                  (j) "DISABILITY" means total and permanent disability, as defined in Code Section 22(e).

                  (k) "EMPLOYEE" means an individual who has an "employment relationship" with the Corporation or a Subsidiary, as defined in Treasury Regulation 1.421-7(h), and the term "employment" means employment with the Corporation, or a Subsidiary of the Corporation.

                  (l) "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended from time to time and any successor thereto.

                  (m) "FAIR MARKET VALUE" means for purposes of determining the value of Common Stock on the Grant Date, the Stock Exchange closing price of the Corporation's Common Stock as reported in The Wall Street Journal (or as otherwise reported by such Stock Exchange) for the Grant Date. In the event that there were no Common Stock transactions on such date, the Fair Market Value shall be determined as of the immediately preceding date on which there were Common Stock transactions.

Unless otherwise specified in the Plan, "Fair Market Value" for purposes of determining the value of Common Stock on the date of exercise means, the Stock Exchange closing price of the Corporation's Common Stock on the last date preceding the exercise on which there were Common Stock transactions.

                  (n) "GRANT DATE" means the date on which the Committee authorizes an individual Option, Stock Appreciation Right, Restricted Stock grant, Performance Share Award or Annual Incentive Award, or such later date as shall be designated by the Committee.

                  (o) "INCENTIVE STOCK OPTION" means an Option that is intended to meet the requirements of Section 422 of the Code.

                  (p) "NONQUALIFIED STOCK OPTION" means an Option that is not intended to constitute an Incentive Stock Option.

                  (q) "OPTION" means either an Incentive Stock Option or a Nonqualified Stock Option.

                  (r) "PARTICIPANT" means an Employee or non-employee director designated by the Committee to participate in the Plan.

                  (s) "PERFORMANCE SHARE AWARD" means a performance share award that is granted in accordance with Article V of the plan.

                  (t) "PLAN" means the Syntel, Inc. 1997 Stock Option and Incentive Plan, the terms of which are set forth herein, and amendments thereto.

                  (u) "RESTRICTION PERIOD" means the period of time during which a Participant's Restricted Stock grant is subject to restrictions and is nontransferable.

                  (v) "RESTRICTED STOCK" means Common Stock that is subject to restrictions.

                  (w) "RETIREMENT" means termination of employment on or after the attainment of age 65.

                  (x) "STOCK APPRECIATION RIGHT" means the right to receive a cash or Common Stock payment from the Corporation upon the surrender of a tandem Option, in accordance with Article III of the Plan.

                  (y) "STOCK EXCHANGE" means the principal national securities exchange on which the Common Stock is listed for trading or, if the Common Stock is not listed for trading on a national securities exchange, such other recognized trading market or quotation system upon which the largest number of shares of Common Stock has been traded in the aggregate during the last 20 days before a Grant Date or date on which an Option is exercised, whichever is applicable.

                  (z) "SUBSIDIARY" means a corporation defined in Code Section 424(f).

                  (aa) "VESTED" means the extent to which an Option or Stock Appreciation Right granted hereunder has become exercisable in accordance with this Plan and the terms of the respective Agreement pursuant to which such Option or Stock Appreciation Right was granted.

         1.4 ADMINISTRATION.

                  (a) The Plan shall be administered by the Committee. At all times it is intended that the directors appointed to serve on the Committee shall be "disinterested persons" (within the meaning of Rule 16b-3 promulgated under the Exchange Act) and "outside directors" (within the meaning of Code
Section 162(m)); however, the mere fact that a Committee member shall fail to qualify under either of these requirements shall not invalidate any award made by the Committee if the award is otherwise validly made under the Plan. The members of the Committee shall be appointed by, and may be changed at any time and from time to time, at the discretion of the Board.

                  (b) The Committee shall interpret the Plan, prescribe, amend, and rescind rules and regulations relating to the Plan, and make all other determinations necessary or advisable for its administration. The decision of the Committee on any question concerning the interpretation of the Plan or its administration with respect to any Option, Stock Appreciation Right, Restricted Stock grant, Performance Share Award or Annual Incentive Award granted under the Plan shall be final and binding upon all Participants. No member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any grant or award hereunder.

         1.5 PARTICIPANTS. Participants in the Plan shall be such Employees (including Employees who are directors) and non-employee directors of the Corporation and its Subsidiaries as the Committee in its sole discretion may select from time to time. The Committee may grant Options, Stock Appreciation Rights, Restricted Stock, Performance Share Awards and Annual Incentive Awards to an individual upon the condition that the individual become an Employee of the Corporation or of a Subsidiary, provided that the Option, Stock Appreciation Right, Restricted Stock, Performance Share Award or Annual Incentive Award shall be deemed to be granted only on the date that the individual becomes an Employee.

         1.6 STOCK. The Corporation has reserved 8,000,000 shares of the Corporation's Common Stock for issuance under the Plan. Shares subject to any unexercised portion of a terminated, cancelled or expired Option, Stock Appreciation Right, Restricted Stock grant or Performance Share Award granted hereunder, and pursuant to which a Participant never acquired benefits of ownership, including payment of a stock dividend (but excluding voting rights), may again be subjected to grants and awards under the Plan, but shares surrendered pursuant to the exercise of a Stock Appreciation Right are not available for future grants and awards. All provisions in this Section 1.6 shall be adjusted, as applicable, in accordance with Article VIII.

                                II. STOCK OPTIONS

         2.1 GRANT OF OPTIONS. The Committee, at any time and from time to time, subject to Section 9.8, may grant Options to such Employees and for such number of shares of Common Stock (whole or fractional) as it shall designate. Provided, however, that no Employee may be granted Options and Stock Appreciation Rights during any one fiscal year to purchase more than 100,000 shares of Common Stock. Any Participant may hold more than one Option under the Plan and any other Plan of the Corporation or Subsidiary. The Committee shall determine the general terms and conditions of exercise, including any applicable vesting requirements, which shall be set forth in a Participant's Option Agreement. No Option granted hereunder may be exercised after the tenth anniversary of the Grant Date. The Committee may designate any Option granted as either an Incentive Stock Option or a Nonqualified Stock Option, or the Committee may designate a portion of an Option as an Incentive Stock Option or a Nonqualified Stock Option. At the discretion of the Committee, an Option may be granted in tandem with a Stock Appreciation Right. Nonqualified Stock Options are intended to satisfy the requirements of Code Section 162(m) and the regulations promulgated hereunder.

         2.2 INCENTIVE STOCK OPTIONS. Any Option intended to constitute an Incentive Stock Option shall comply with the requirements of this Section 2.2 No Incentive Stock Option shall be granted with an exercise price below the Fair Market Value of Common Stock on the Grant Date or with an exercise term that extends beyond 10 years from the Grant Date. An Incentive Stock Option shall not be granted to any Participant who owns (within the meaning of Code Section 424(d)) stock of the Corporation or any Subsidiary possessing more than 10% of the total combined voting power of all classes of stock of the Corporation or a Subsidiary unless, at the Grant Date, the exercise price for the Option is at least 110% of the Fair Market Value of the shares subject to the Option and the Option, by its terms, is not exercisable more than 5 years after the Grant Date. The aggregate Fair Market Value of the underlying Common Stock (determined at the Grant Date) as to which

Incentive Stock Options granted under the Plan (including a plan of a Subsidiary) may first be exercised by a Participant in any one calendar year shall not exceed $100,000. To the extent that an Option intended to constitute an Incentive Stock Option shall violate the foregoing $100,000 limitation (or any other limitation set forth in Code Section 422), the portion of the Option that exceeds the $100,000 limitation (or violates any other Code Section 422 limitation) shall be deemed to constitute a Nonqualified Stock Option.

         2.3 OPTION PRICE. The Committee shall determine the per share exercise price for each Option granted under the Plan. The Committee, at its discretion, may grant Nonqualified Stock Options with an exercise price below 100% of the Fair Market Value of Common Stock on the Grant Date. The foregoing notwithstanding, no Incentive Stock Option shall be granted with an exercise price below the Fair Market Value of Common Stock on the Grant Date. Neither the Committee nor the Board shall amend any outstanding Options to reduce the exercise price thereof.

         2.4 PAYMENT FOR OPTION SHARES.

                  (a) The purchase price for shares of Common Stock to be acquired upon exercise of an Option granted hereunder shall be paid in full in cash or by personal check, bank draft or money order at the time of exercise; provided, however, that in lieu of such form of payment a Participant may pay such purchase price in whole or in part by tendering shares of Common Stock, which are freely owned and held by the Participant independent of any restrictions, hypothecations or other encumbrances, duly endorsed for transfer (or with duly executed stock powers attached), or in any combination of the above. Shares of Common Stock surrendered upon exercise shall be valued at the Stock Exchange closing price for the Corporation's Common Stock on the day prior to exercise, as reported in The Wall Street Journal (or as otherwise reported by such Stock Exchange), and the certificate(s) for such shares, duly endorsed for transfer or accompanied by appropriate stock powers, shall be surrendered to the Corporation. Participants who are subject to short swing profit restrictions under the Exchange Act and who exercise an Option by tendering previously-acquired shares shall do so only in accordance with the provisions of Rule 16b-3 of the Exchange Act.

                  (b) At the discretion of the Committee, as set forth in a Participant's Option Agreement, any Option granted hereunder may be deemed exercised by delivery to the Corporation of a properly executed exercise notice, acceptable to the Corporation, together with irrevocable instructions to the Participant's broker to deliver to the Corporation sufficient cash to pay the exercise price and any applicable income and employment withholding taxes, in accordance with a written agreement between the Corporation and the brokerage firm ("cashless exercise procedure").

                         III. STOCK APPRECIATION RIGHTS

         3.1 GRANT OF STOCK APPRECIATION RIGHTS. Stock Appreciation Rights may be granted, held and exercised in such form as set by the Committee on an individual basis. A Stock Appreciation Right may be granted to a Participant with respect to such number of shares of Common Stock of the Corporation as the Committee may determine. The number of shares covered by the Stock Appreciation Right shall not exceed the number of shares of stock which the Participant could purchase upon the exercise of the related Option. Stock Appreciation Rights are intended to satisfy the requirements of Code Section 162(m) and the regulations promulgated thereunder.

         3.2 EXERCISE OF STOCK APPRECIATION RIGHTS. A Stock Appreciation Right shall be deemed exercised upon receipt by the Corporation of written notice of exercise from the Participant. Except as permitted under Rule 16b-3, notice of exercise of a Stock Appreciation Right by a participant subject to the insider trading restrictions of Section 16(b) of the Securities Exchange Act of 1934, shall be limited to the period beginning on the third day following the release of the Corporation's quarterly or annual summary of earnings and ending on the 12th business day after such release. The exercise term of each Stock Appreciation Right shall be limited to 10 years from its Grant Date or such earlier period as set by the related Option. A Stock Appreciation Right shall be exercisable only at such times and in such amounts as the related Option may be exercised. A Stock Appreciation Right granted to a Participant subject to the insider trading restrictions shall not be exercisable in whole or part during the first six months of its term, unless the Participant dies or becomes disabled during such six-month period.

         3.3 STOCK APPRECIATION RIGHT ENTITLEMENT.

                  (a) Upon exercise of a Stock Appreciation Right, a Participant shall be entitled to payment from the Corporation, in cash, shares, or partly in each (as determined by the Committee in accordance with any applicable terms of the Agreement), of an amount equal to the difference between--

                  (1) the Fair Market Value of the number of shares subject to the Stock Appreciation Right on the exercise date, and

                  (2) the Option price of the associated Option multiplied by the number of shares available under the Option.

                  (b) Notwithstanding paragraph (a) of this Section, upon exercise of a Stock Appreciation Right the Participant shall be required to surrender the associated Option.

         3.4 MAXIMUM STOCK APPRECIATION RIGHT AMOUNT PER SHARE. The Committee may, at its sole discretion, establish (at the time of grant) a maximum amount per share which shall be payable upon the exercise of a Stock Appreciation Right, expressed as a dollar amount or as a percentage or multiple of the Option price of a related Option.

                              IV. RESTRICTED STOCK

         4.1 GRANT OF RESTRICTED STOCK. Subject to the terms and conditions of the Plan, the Committee, at any time and from time to time, may grant shares of Restricted Stock under this Plan to such Employees and in such amounts as it shall determine.

         4.2 RESTRICTED STOCK AGREEMENT. Each grant of Restricted Stock shall be evidenced by a Restricted Stock Agreement that shall specify the terms of the restrictions, including the restriction period, or periods, the number of Restricted Stock shares subject to the grant, and such other provisions, including performance goals, as the Committee shall determine.

         4.3 TRANSFERABILITY. Except as provided in this Article IV of the Plan, the shares of Restricted Stock granted hereunder may not be transferred, pledged, assigned, or otherwise alienated or hypothecated until the termination of the applicable Restriction Period or for such period of time as shall be established by the Committee and as shall be specified in the Restricted Stock Agreement, or upon the earlier satisfaction of other conditions as specified by the Committee in its sole discretion and as set forth in the Restricted Stock Agreement. All rights with respect to the Restricted Stock granted to an Employee shall be exercisable during a Participant's lifetime only by the Participant or the Participant's legal representative.

         4.4 OTHER RESTRICTIONS. The Committee shall impose such other restrictions on any shares of Restricted Stock granted under the Plan as it may deem advisable including, without limitation, restrictions under applicable Federal or State securities laws, and may legend the certificates representing Restricted Stock to give appropriate notice of such restrictions.

         4.5 CERTIFICATE LEGEND. In addition to any legends placed on certificates pursuant to Sections 4.3 and 4.4, each certificate representing shares of Restricted Stock shall bear the following legend:

         The sale or other transfer of the shares of stock represented by this certificate, whether voluntary, involuntary or by operation of law, is subject to certain restrictions on transfer set forth in the Syntel, Inc. 1997 Stock Option and Incentive Plan ("Plan"), rules and administrative guidelines adopted pursuant to such Plan and a
         Restricted Stock Agreement dated       . A copy of the Plan, such rules
         and such Restricted Stock Agreement may be obtained from the General Counsel of Syntel, Inc.

         4.6 REMOVAL OF RESTRICTIONS. Except as otherwise provided in this
Article IV of the Plan, and subject to applicable federal and state securities laws, shares covered by each Restricted Stock grant made under the Plan shall become freely transferable by the Participant after the last day of the Restriction Period. Once the shares are released from the restrictions, the Participant shall be entitled to have the legend required by Section 4.5 of the Plan removed from the applicable Common Stock certificate. Provided further, the Committee shall have the discretion to waive the applicable Restriction Period with respect to all or any part of a Restricted Stock grant.

         4.7 VOTING RIGHTS. During the Restriction Period, Participants holding shares of Restricted Stock granted hereunder may exercise full voting rights with respect to the Restricted Stock.

         4.8 DIVIDENDS AND OTHER DISTRIBUTIONS. During the Restriction Period, a Participant shall be entitled to receive all dividends and other distributions paid with respect to shares of Restricted Stock. If any dividends or distributions are paid in shares of Common Stock during the Restriction Period, the dividend or other distribution shares shall be subject to the same restrictions on transferability as the shares of Restricted Stock with respect to which they were paid.

         4.9 RESTRICTED STOCK AWARDS GRANTED UNDER CODE SECTION 162(m). The Committee, at its discretion, may designate certain Restricted Stock Awards as granted pursuant to Code Section 162(m). Such Restricted Stock Awards must comply with the following additional requirements, which override any other provision set forth in this Article IV:

                  (a) Each Code Section 162(m) Restricted Stock Award shall be based upon pre-established, objective performance goals that are intended to satisfy the performance-based compensation requirements of Code Section 162(m) and the regulations promulgated thereunder. Further, at the discretion of the Committee, a Restricted Stock Award also may be subject to goals and restrictions in addition to the performance requirements.

                  (b) Each Code Section 162(m) Restricted Stock Award shall be based upon the attainment of specified levels of Corporation or Subsidiary performance during a specified performance period, as measured by any or all of the following: earnings (as measured by net income, net income per share, operating income or operating income per share), sales growth and market capitalization.

                  (c) For each designated performance period, the Committee shall (i) select those Employees who shall be eligible to receive a Restricted Stock Award, (ii) determine the performance period, which may be a one to three fiscal year period, (iii) determine the target levels of Corporation or Subsidiary performance, and (iv) determine the number of shares subject to a Restricted Stock Award to be paid to each selected Employee. The Committee shall make the foregoing determinations prior to the commencement of services to which a Restricted Stock Award relates (or within the permissible time-period established under Code Section 162(m)) and while the outcome of the performance goals and targets is uncertain.

                  (d) For each performance period, the Committee shall certify, in writing: (i) if the Corporation has attained the performance targets, and
(ii) the number of shares pursuant to the Restricted Stock Award that are to become freely transferable. The Committee shall have no discretion to waive all or part of the conditions, goals and restrictions applicable to the receipt of full or partial payment of a Restricted Stock Award.

                  (e) Any dividends paid during the Restriction Period automatically shall be reinvested on behalf of the Employee in additional shares of Restricted Stock under the Plan, and such additional shares shall be subject to the same performance goals and restrictions as the other shares under the Restricted Stock Award. No shares under a Code Section 162(m) Restricted Stock Award shall become transferable until the Committee certifies in writing that the performance goals and restrictions have been satisfied.

                  (f) No Employee, in any one fiscal year of the Company, shall be granted a Code Section 162(m) Restricted Stock Award for more than 25,000 shares of Common Stock.

                  (g) Except as provided in this Article IV of the Plan, the shares pursuant to a Restricted Stock Award granted hereunder may not be transferred, pledged, assigned, or otherwise alienated or hypothecated until the applicable performance targets and other restrictions are satisfied, as shall be certified in writing by the Committee. All rights with respect to a Performance Share Award granted hereunder shall apply only to such Employee or the Employee's legal representative.

                  (h) Except as otherwise provided in this Article IV of the Plan, and subject to applicable federal and state securities laws, shares covered by each Restricted Stock Award made under the Plan shall become freely transferable by the Employee after the Committee has certified that the applicable performance targets and restrictions have been satisfied. Once the shares are released from the restrictions, the Employee shall be entitled to have the legend required by Section 4.5 of the Plan removed from the applicable Common Stock certificate.

                           V. PERFORMANCE SHARE AWARDS

         5.1 GRANT OF PERFORMANCE SHARE AWARDS. The Committee, at its discretion, may grant Performance Share Awards to Employees of the Corporation and its Subsidiaries and may determine, on an individual or group basis, the performance goals to be attained pursuant to each Performance Share Award.

         5.2 TERMS OF PERFORMANCE SHARE AWARDS. In general, Performance Share Awards shall consist of rights to receive cash, Common Stock or a combination of each, if designated performance goals are achieved. The terms of a Participant's Performance Share Award shall be set forth in his individual Performance Share Agreement. Each Agreement shall specify the performance goals applicable to a particular Employee or group of Employees, the period over which the targeted goals are to be attained, the payment schedule if the goals are attained, and any other terms, conditions and restrictions applicable to an individual Performance Share Award and not inconsistent with the provisions of the Plan. The Committee, at its discretion, may waive all or part of the conditions, goals and restrictions applicable to the receipt of full or partial payment of a Performance Share Award.

         5.3 PERFORMANCE SHARE AWARDS GRANTED UNDER CODE SECTION 162(m). The Committee, at its discretion, may designate certain Performance Share Awards as granted pursuant to Code Section 162(m). Such Performance Share Awards must comply with the following additional requirements, which override any other provision set forth in this Article V:

                  (a) The Committee, at its discretion, may grant Code Section 162(m) Performance Share Awards based upon pre-established, objective performance goals that are intended to satisfy the performance-based compensation requirements of Code Section 162(m) and the regulations promulgated thereunder. Further, at the discretion of the Committee, a Performance Share Award also may be subject to goals and restrictions in addition to the performance requirements.

                  (b) Each Code Section 162(m) Performance Share Award shall be based upon the attainment of specified levels of Corporation or Subsidiary performance during a specified performance period, as measured by any or all of the following: earnings (as measured by net income, net income per share, operating income or operating income per share), sales growth and market capitalization.

                  (c) For each designated performance period, the Committee shall (i) select those Employees who shall be eligible to receive a Code Section 162(m) Performance Share Award, (ii) determine the performance period, which may be a one to three fiscal year period, (iii) determine the target levels of Corporation or Subsidiary performance, and (iv) determine the Performance Share Award to be paid to each selected Employee. The Committee shall make the foregoing determinations prior to the commencement of services to which a Performance Share Award relates (or within the permissible time-period established under Code Section 162(m)) and while the outcome of the performance goals and targets is uncertain.

                  (d) For each performance period, the Committee shall certify, in writing: (i) if the Corporation has attained the performance targets, and
(ii) the cash or number of shares (or combination thereof) pursuant to the Performance Share Award that shall be paid to each selected Employee (or the number of shares that are to become freely transferable, if a Performance Share Award is granted subject to attainment of the designated performance goals). The Committee, may not waive all or part of the conditions, goals and restrictions applicable to the receipt of full or partial payment of a Performance Share Award.

                  (e) Code Section 162(m) Performance Share Awards may be granted in two different forms, at the discretion of the Committee. Under one form, the Employee shall receive a Performance Share Award that consists of a legended certificate of Common Stock, restricted from transfer prior to the satisfaction of the designated performance goals and restrictions, as determined by the Committee and specified in the Employee's Performance Share Agreement. Prior to satisfaction of the performance goals and restrictions, the Employee shall be entitled to vote the Performance Shares. Further, any dividends paid on such shares during the performance/restriction period automatically shall be reinvested on behalf of the Employee in additional Performance Shares under the Plan, and such additional shares shall be subject to the same performance goals and restrictions as the other shares under the Performance Share Award. No shares under a Performance Share Award shall become transferable until the Committee certifies in writing that the performance goals and restrictions have been satisfied.

                  (f) Under the second form, the Employee shall receive a Performance Share Agreement from the Committee that specifies the performance goals and restrictions that must be satisfied before the Company shall issue the payment, which may be cash, a designated number of shares of Common Stock or a combination of the two. Any certificate for shares under such form of Performance Share Award shall be issued only after the Committee certifies in writing that the performance goals and restrictions have been satisfied.

                  (g) No Employee, in any one fiscal year of the Company, shall be granted a Performance Share Award to receive more than 25,000 shares of Common Stock.

                  (h) Except as provided in this Article V of the Plan, the shares pursuant to a Performance Share Award granted hereunder may not be transferred, pledged, assigned, or otherwise alienated or hypothecated until the applicable performance targets and other restrictions are satisfied, as shall be certified in writing by the Committee. All rights with respect to a Performance Share Award granted hereunder shall apply only to such Employee or the Employee's legal representative.

                  (i) In addition to any legends placed on certificates pursuant to paragraph (h), each certificate representing shares under a Performance Share Award shall bear the following legend:

                  The sale or other transfer of the shares of stock represented by this certificate, whether voluntary, involuntary or by operation of law, is subject to certain restrictions on transfer set forth in the Syntel, Inc. 1997 Stock Option and Incentive Plan ("Plan"), rules and administrative guidelines adopted pursuant to such Plan and a Performance Share
                  Agreement dated           . A copy of the Plan, such rules and
                  such Performance Share Agreement may be obtained from the General Counsel of Syntel, Inc.

                  (j) Except as otherwise provided in this Article V of the Plan, and subject to applicable federal and state securities laws, shares covered by each Performance Share Award made under the Plan shall become freely transferable by the Employee after the Committee has certified that the applicable performance targets and restrictions have been satisfied. Once the shares are released from the restrictions, the Employee shall be entitled to have the legend required by paragraph (i) removed from the applicable Common Stock certificate.

                           VI. ANNUAL INCENTIVE AWARDS

         6.1 GRANT OF ANNUAL INCENTIVE AWARDS.

                  (a) The Committee, at its discretion, may grant Annual Incentive Awards to such Employees as it may designate from time to time. Annual Incentive Awards shall be based upon pre-established, objective performance goals that are intended to satisfy the performance-based compensation requirements of Code Section 162(m) and the regulations promulgated thereunder.

                  (b) The determination of Annual Incentive Awards for a given year shall be based upon the attainment of specified levels of Corporation or Subsidiary performance as measured by any or all of the following: earnings (as measured by net income, net income per share, operating income or operating income per share), sales growth and market capitalization.

                  (c) For each fiscal year of the Corporation, the Committee shall (i) select those Employees who shall be eligible to receive an Annual Incentive Award, (ii) determine the performance period, which may be a one to three fiscal year period, (iii) determine target levels of Corporation performance, and (iv) determine the level of Annual Incentive Award to be paid to each selected Employee upon the achievement of each performance level as provided below. The Committee shall make the foregoing determinations prior to the commencement of services to which an Annual Incentive Award relates (or within the permissible time-period established under Code Section 162(m)) and while the outcome of the performance goals and targets is uncertain.

                  6.2 ATTAINMENT OF PERFORMANCE TARGETS.

                  (a) For each fiscal year, the Committee shall certify, in writing: (i) the degree to which the Corporation has attained the performance targets, and (ii) the amount of the Annual Incentive Award to be paid to each selected Employee.

                  (b) Notwithstanding anything to the contrary herein, the Committee may, in its discretion, reduce any Annual Incentive Award based on such factors as may be determined by the Committee, including, without limitation, a determination by the Committee that such a reduction is appropriate: (i) in light of pay practices of competitors; or (ii) in light of the Corporation's, a subsidiary's, or an selected Employee's performance relative to competitors and/or performance with respect to the Corporation's strategic business goals.

         6.3 PAYMENT OF ANNUAL INCENTIVE AWARDS. An Annual Incentive Award shall be paid only if (i) the Corporation achieves at least the threshold performance level; and (ii) the Committee makes the certification described in Section 6.2.

         6.4   ANNUAL INCENTIVE AWARD PAYMENT FORMS.

                  (a) Annual Incentive Awards shall be paid in cash and/or shares of Common Stock of the Corporation, at the discretion of the Committee. Payments shall be made within 30 days following (i) a certification by the Committee that the performance targets were attained, and (ii) a determination by the Committee that the amount of an Annual Incentive Award shall not be decreased in accordance with Section 6.2. The aggregate maximum Annual Incentive Award that may be earned by any Participant on behalf of any one fiscal year (calculated as of the last day of the fiscal year for which the Annual Incentive Award is earned) may not exceed the lesser of two (2) times the Participant's base salary for the fiscal year or $1,000,000.

                  (b) The amount of an Annual Incentive Award to be paid upon the attainment of each targeted level of performance shall equal a percentage of each Participant's base salary for the fiscal year, as determined by the Committee.

                         VIII. TERMINATION OF EMPLOYMENT

         7.1. OPTIONS AND STOCK APPRECIATION RIGHTS.

                  (a) If, prior to the date that an Option or Stock Appreciation Right first becomes Vested, a Participant's employment is terminated for any reason (other than as provided in Section 8.2, after a Change in Control), the Participant's right to exercise the Option or Stock Appreciation Right shall terminate and all rights thereunder shall cease.

                  (b) If, on or after the date that an Option or Stock Appreciation Right first becomes Vested, a Participant's employment is terminated for any reason other than death or Disability, the Participant shall have the right, within the earlier of (i) the expiration of the Option or Stock Appreciation Right, and (ii) three months after termination of employment, to exercise the Option or Stock Appreciation Right to the extent that it was exercisable and unexercised on the date of the Participant's termination of employment, subject to any other limitation on the exercise of the Option or Stock Appreciation Right in effect on the date of exercise. The Committee may designate in a Participant's Agreement that an Option or Stock Appreciation Right shall terminate at an earlier time than set forth above.

                  (c) If, on or after the date that an Option or Stock Appreciation Right first becomes Vested, a Participant dies while an Option or Stock Appreciation Right is still exercisable, the person or persons to whom the Option or Stock Appreciation Right shall have been transferred by will or by the laws of descent and distribution, shall have the right within the exercise period specified in the Participant's Agreement to exercise the Option or Stock Appreciation Right to the extent that it was exercisable and unexercised on the Participant's date of death, subject to any other limitation on exercise in effect on the date of exercise. Provided, however, that the beneficial tax treatment of an Incentive Stock Option may be forfeited if the Option is exercised more than one year after a Participant's date of death.

                  (d) If, on or after the date that an Option or Stock Appreciation Right first becomes Vested, a Participant terminates employment due to Disability, the Participant shall have the right, within the exercise period specified in the Participant's Agreement to exercise the Option or Stock Appreciation Right to the extent that it was exercisable and unexercised on the date of the Participant's termination of employment, subject to any other limitation on the exercise of the Option or Stock Appreciation Right in effect on the date of exercise. If the Participant dies after termination of employment while the Option or Stock Appreciation Right is still exercisable, the Option or Stock Appreciation Right shall be exercisable in accordance with the terms of paragraph (c) above.

                  (e) The Committee, at the time of a Participant's termination of employment, may accelerate a Participant's right to exercise an Option or extend the exercise period of an Option or Stock Appreciation Right; provided, however that the extension of the exercise period for an Incentive Stock Option may cause such Option to forfeit its preferential tax treatment.

                  (f) Shares subject to Options and Stock Appreciation Rights that are not exercised in accordance with the provisions of (a) through (e) above shall expire and be forfeited by the Participant as of their expiration date and shall become available for new grants and awards under the Plan as of such date.

         7.2 RESTRICTED STOCK. If a Participant terminates employment for any reason (other than as provided in Section 8.2, after a Change in Control), the Participant's shares of Restricted Stock still subject to the Restriction Period automatically shall expire and be forfeited by the Participant and, subject to
Section 1.6, shall be available for new grants and awards under the Plan as of such termination date; provided, however, that the Committee, in its sole discretion, may waive the restrictions remaining on any or all shares of Restricted Stock and add such new restrictions to such shares of Restricted Stock as it deems appropriate. Notwithstanding the foregoing, the Committee shall not waive any restrictions on a Code Section 162(m) Restricted Stock Award, but the Committee may include a provision in an Employee's Code Section 162(m) Restricted Stock Agreement stating that upon the Employee's termination of employment due to (i) death, (ii) Disability, or (iii) involuntary termination by the Company without cause prior to the attainment of the associated performance goals and the termination of the Restriction Period, that the performance goals and restrictions shall be deemed to have been satisfied on a pro rata basis, so that the number of shares that become freely transferable shall be based on the Employee's full number of months of employment during the Restriction Period, and the Employee shall forfeit the remaining shares and his rights to such forfeited shares shall terminate in full.

         7.3 PERFORMANCE SHARES. Performance Share Awards shall expire and be forfeited by a Participant upon the Participant's termination of employment for any reason (other than as provided in Section 8.2, after a Change in Control), and such shares shall be available for new grants and awards under the Plan as of such termination date; provided, however, that the Committee, in its discretion, may waive all or part of the conditions, goals and restrictions applicable to the receipt of full or partial payment of a Performance Share Award. Notwithstanding the foregoing, the Committee shall not waive any restrictions on a Code Section 162(m) Performance Share Award, but the Committee may include a provision in an Employee's Code Section 162(m) Performance Share Agreement stating that upon the Employee's termination of employment due to (i) death, (ii) Disability, or (iii) involuntary termination by the Company without cause prior to the attainment of the associated performance goals and restrictions, that the performance goals and restrictions shall be deemed to have been satisfied on a pro rata basis, so that the number of shares that become freely transferable shall be based on the Employee's full number of months of employment during the employment period, and the Employee shall forfeit the remaining shares and his rights to such forfeited shares shall terminate in full.

         7.4 ANNUAL INCENTIVE AWARDS.

                  (a) A Participant who has been granted an Annual Incentive Award and terminates employment due to Retirement, Disability or death prior to the end of the Corporation's fiscal year shall be entitled to a prorated payment of the Annual Incentive Award, based on the number of full months of employment during the fiscal year. Any such prorated Annual Incentive Award shall be paid at the same time as regular Annual Incentive Awards or, in the event of the Participant's death, to the beneficiary designated by the Participant.

                  (b) A Participant who has been granted an Annual Incentive Award and resigns or is terminated for any reason (other than Retirement, Disability or death), before the end of the Corporation's fiscal year for which the Annual Incentive Award is to be paid, shall forfeit the right to an Annual Incentive Award payment for that fiscal year.

         7.5 OTHER PROVISIONS. The transfer of an Employee from one corporation to another among the Corporation and any of its Subsidiaries, or a leave of absence under the leave policy of the Corporation or any of its Subsidiaries shall not be a termination of employment for purposes of the Plan, unless a provision to the contrary is expressly stated by the Committee in a Participant's Agreement issued under the Plan.

                     VIII. ADJUSTMENTS AND CHANGE IN CONTROL

         8.1 ADJUSTMENTS.

                  (a) The total amount of Common Stock for which Options, Stock Appreciation Rights, Restricted Stock, Performance Share Awards and Annual Incentive Awards may be issued under the Plan, and the number of shares subject to any such grants or awards (both as to the number of shares of Common Stock and the Option price), shall be adjusted pro rata for any increase or decrease in the number of outstanding shares of Common Stock resulting from payment of a stock dividend on Common Stock, a subdivision or combination of shares of Common Stock, or a reclassification of Common Stock.

                  (b) The foregoing adjustments shall be made by the Committee. Any such adjustment may provide for the elimination of any fractional share which might otherwise become subject to an Option, Stock Appreciation Right, Restricted Stock grant, Performance Share Award or Annual Incentive Award.

         8.2 CHANGE IN CONTROL. Notwithstanding anything contained herein to the contrary, in the event of a Participant's Change in Position subsequent to a Change in Control, (i) any outstanding Option or Stock Appreciation Right granted to such Participant hereunder immediately shall become fully Vested and exercisable in full, regardless of any installment provision applicable to such Option or Stock Appreciation Right; (ii) the remaining Restriction Period on any Restricted Stock granted to such Participant hereunder immediately shall lapse and the shares shall become fully transferable, subject to any applicable federal or state securities laws; (iii) all performance goals and conditions shall be deemed to have been satisfied and all restrictions shall lapse on any outstanding Performance Share Awards granted to such Participant hereunder, and such Awards shall become payable in full; and (iv) for purposes of any Annual Incentive Awards granted to such Participant hereunder, the determination of whether the performance targets have been achieved shall be made as of the date of the Change in Control and payments due should become immediately payable.

                                IX. MISCELLANEOUS

         9.1 PARTIAL EXERCISE/FRACTIONAL SHARES. The Committee may permit, and shall establish procedures for, the partial exercise of Options and Stock Appreciation Rights granted under the Plan. No fractional shares shall be issued in connection with the exercise of a Stock Appreciation Right or payment of a Performance Share Award or Annual Incentive Award; instead, the Fair Market Value of the fractional shares shall be paid in cash, or at the discretion of the Committee, the number of shares shall be rounded down to the nearest whole number of shares and any fractional shares shall be disregarded.

         9.2 RULE 16b-3 REQUIREMENTS. Notwithstanding any other provision of the Plan, the Committee may impose such conditions on the exercise of an Option or Stock Appreciation Right (including, without limitation, the right of the Committee to limit the time of exercise to specified periods), or the grant of Restricted Stock or the payment of a Performance Share Award or Annual Incentive Award, as may be required to satisfy the requirements of Rule 16b-3 of the Exchange Act.

         9.3 RIGHTS PRIOR TO ISSUANCE OF SHARES. No Participant shall have any rights as a shareholder with respect to shares covered by an Option, Stock Appreciation Right, Restricted Stock grant, Performance Share Award or Annual Incentive Award until the issuance of a stock certificate for such shares. No adjustment shall be made for dividends or other rights with respect to such shares for which the record date is prior to the date the certificate is issued.

         9.4 NON-ASSIGNABILITY. No Option, Stock Appreciation Right, Restricted Stock grant, Performance Share Award or Annual Incentive Award shall be transferable by a Participant except by will or the laws of descent and distribution. During the lifetime of a Participant, an Option or Stock Appreciation Right shall be exercised only by the Participant, except in the event of the Participant's Disability, in which case the Participant's legal guardian or the individual designated in the Participant's durable power of attorney may exercise the Option or Stock Appreciation Right. Any transferee of the Option or Stock Appreciation Right shall take the same subject to the terms and conditions of this Plan. No transfer of an Option, Stock Appreciation Right, Restricted Stock grant, Performance Share Award or Annual Incentive Award by will or the laws of descent and distribution shall be effective to bind the Corporation unless the Corporation shall have been furnished with written notice thereof and a copy of the will and/or such evidence as the Corporation may deem necessary to establish the validity of the transfer and the acceptance by the transferee or transferees of the terms and conditions of the Option, Stock Appreciation Right, Restricted Stock grant, Performance Share Award or Annual Incentive Award.

         9.5. SECURITIES LAWS.

                  (a) Anything to the contrary herein notwithstanding, the Corporation's obligation to sell and deliver Common Stock pursuant to the exercise of an Option or Stock Appreciation Right or deliver Common Stock pursuant to a Restricted Stock grant, Performance Share Award or Annual Incentive Award is subject to such compliance with federal and state laws, rules and regulations applying to the authorization, issuance or sale of securities as the Corporation deems necessary or advisable. The Corporation shall not be required to sell and deliver or issue Common Stock unless and until it receives satisfactory assurance that the issuance or transfer of such shares shall not violate any of the provisions of the Securities Act of 1933 or the Securities Exchange Act of 1934, or the rules and regulations of the Securities Exchange Commission promulgated thereunder or those of the Stock Exchange or any stock exchange on which the Common Stock may be listed, the provisions of any state laws governing the sale of securities, or that there has been compliance with the provisions of such acts, rules, regulations and laws.

                  (b) The Committee may impose such restrictions on any shares of Common Stock acquired pursuant to the exercise of an Option or Stock Appreciation Right or the grant of Restricted Stock or the payment of a Performance Share Award or Annual Incentive Award under the Plan as it may deem advisable, including, without limitation, restrictions (i) under applicable federal securities laws, (ii) under the requirements of the Stock Exchange or any other securities exchange, recognized trading market or quotation system upon which such shares of Common Stock are then listed or traded, and (iii) under any blue sky or state securities laws applicable to such shares. No shares shall be issued until counsel for the Corporation has determined that the Corporation has complied with all requirements under appropriate securities laws.

         9.6 FOREIGN LAW RESTRICTIONS. Anything to the contrary herein notwithstanding, the Corporation's obligation to sell and deliver Common Stock pursuant to the exercise of an Option or Stock Appreciation Right or deliver Common Stock pursuant to a Restricted Stock grant, Performance Share Award or Annual Incentive Award is subject to compliance with the laws, rules and regulations of any foreign nation applying to the authorization, issuance or sale of securities, providing of compensation, transfer of currencies and other matters, as may apply to any Participant hereunder who is a resident of such foreign nation. To the extent that it shall be impermissible under such foreign laws for such a Participant to pay the exercise price for any Option granted under the Plan (to the extent Vested), the Committee may treat such Participant as being entitled instead to exercise additional Stock Appreciation Rights (to the extent not previously granted in tandem with such Option) which are of equivalent value to the Participant, as determined by comparing the Fair Market Value upon exercise of the number of shares subject to the Option (to the extent Vested), less the Option price of such shares. Further, to the extent that it shall be impermissible under such foreign laws for the Corporation to deliver Common Stock to any such Participant pursuant to any Option, Stock Appreciation Right, Restricted Stock grant, Performance Share Award or Annual Incentive Award granted under the Plan (to the extent Vested), the Committee may arrange for payment to the Participant of an equivalent amount of cash in lieu of such shares (less any amount otherwise payable by the Participant), in accordance with all applicable United States and foreign currency restrictions and regulations. To the extent that the Corporation is restricted in accordance with such foreign laws from delivering shares of Common Stock to Participants as would otherwise be provided for in this Plan, the Corporation shall be released from such obligation and shall not be subject to the claims of any Participant hereunder with respect thereto.

         9.7 WITHHOLDING TAXES.

                  (a) The Corporation shall have the right to withhold from a Participant's compensation or require a Participant to remit sufficient funds to satisfy applicable withholding for income and employment taxes upon the exercise of an Option or Stock Appreciation Right or the lapse of the Restriction Period on a Restricted Stock grant or the payment of a Performance Share Award or Annual Incentive Award. A Participant may make a written election to tender previously-acquired shares of Common Stock or have shares of stock withheld from the exercise, provided that the shares have an aggregate Fair Market Value sufficient to satisfy in whole or in part the applicable withholding taxes. The cashless exercise procedure of Section 2.4 may be utilized to satisfy the withholding requirements related to the exercise of an Option. At no point shall the Corporation withhold from the exercise of an Option more shares than are necessary to meet the established tax withholding requirements of federal, state and local obligations.

                  (b) A Participant subject to the insider trading restrictions of Section 16(b) of the Exchange Act may use Common Stock to satisfy the applicable withholding requirements only if such disposition is approved in accordance with Rule 16b-3 of the Exchange Act. Any election by a Participant to utilize Common Stock for withholding purposes is further subject to the discretion of the Committee.

         9.8 TERMINATION AND AMENDMENT.

                  (a) The Board may terminate the Plan, or the granting of Options, Stock Appreciation Rights, Restricted Stock, Performance Share Awards or Annual Incentive Awards under the Plan, at any time. No new grants or awards shall be made under the Plan after the tenth anniversary of the adoption of this Plan by the Board, or approval by the shareholders, whichever is earlier, as noted in Section 1.1.

                  (b) The Board may amend or modify the Plan at any time and from time to time, but no amendment or modification, without the approval of the shareholders of the Corporation, shall (i) materially increase the benefits accruing to Participants under the Plan; (ii) increase the amount of Common Stock for which grants and awards may be made under the Plan, except as permitted under Sections 1.6 and 8.1; or (iii) change the provisions relating to the eligibility of individuals to whom grants and awards may be made under the Plan.

                  (c) No amendment, modification, or termination of the Plan shall in any manner affect any Option, Stock Appreciation Right, Restricted Stock grant, Performance Share Award or Annual Incentive Award granted under the Plan without the consent of the Participant holding the Option, Stock Appreciation Right, Restricted Stock grant, Performance Share Award or Annual Incentive Award.

         9.9 EFFECT ON EMPLOYMENT. Neither the adoption of the Plan nor the granting of any Option, Stock Appreciation Right, Restricted Stock, Performance Share Award or Annual Incentive Award pursuant to the Plan shall be deemed to create any right in any individual to be retained or continued in the employment of the Corporation or a Subsidiary.

         9.10 USE OF PROCEEDS. The proceeds received from the sale of Common Stock pursuant to the Plan will be used for general corporate purposes of the Corporation.

         9.11 APPROVAL OF PLAN. As noted in Section 1.1, the Plan has been approved by the shareholders of the Corporation within 12 months of adoption of the Plan by the Board, as required by Section 422 of the Code.


         IN WITNESS WHEREOF, this Amended and Restated 1997 Stock Option and Incentive Plan has been executed on behalf of the Corporation on the 3rd day of June, 2005.



                                          SYNTEL, INC.


                                          By: /s/ BHARAT DESAI
                                              ---------------------------------
                                              Bharat Desai, President